Exhibit 35 a)

[SPS logo]

Agreement: Credit Suisse First Boston Mortgage Securities Corp., Depositor, DLJ
Mortgage Capital, Inc., Seller, Wells Fargo Bank, N.A., Servicer, Select
Portfolio Servicing, Inc., Servicer and Modification Oversight Agent,
Clayton Fixed Income Services Inc., Credit Risk Manager and U.S. Bank
National Association, Trustee - Pooling and Servicing Agreement - Home
Equity Asset Trust 2006-8

Dated:
November 1, 2006

ANNUAL STATEMENT AS TO COMPLIANCE

In accordance with the applicable section in each of the Pooling and Servicing
Agreements specified:

i.
a review of the activities of the Servicer and the Modification Oversight Agent
during the year ended December 31, 2006 and of performance under this Agreement has been made under such officers' supervision; and
ii.
to the best of such officers' knowledge, based on such review, the Servicer and the Modification Oversight Agent have fulfilled all of their obligations and no default has occurred under this Agreement throughout such year.

By:
Select Portfolio Servicing, Inc.
As Servicer and Modification Oversight Agent

/s/ Matthew L. Hollingsworth
Matthew L. Hollingsworth
Chief Executive Officer
March 26, 2007
b)

[WELLS FARGO HOME MORTGAGE logo}

Wells Fargo Home Mortgage
One Home Campus
Des Moines, IA 50328-0001

Wells Fargo Bank, N.A.
Servicer Compliance Statement

1. I, John B. Brown, Senior Vice President of Wells Fargo Bank, N.A. ("Wells Fargo")
hereby state that a review of the servicing activities of Wells Fargo during the calendar year 2006 and of Wells Fargo's performance under the servicing agreement (s) listed on the attached Exhibit A (the "Servicing Agreement(s)") has been made under my supervision.

2. To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout 2006.

By: /s/ John B. Brown
John B. Brown
Senior Vice President
Wells Fargo Bank, N.A.

March 1, 2007
EXHIBIT A - No Exceptions
CLIENT
INV#
INV
MASTER
SERVICER/
TRUSTEE
DEAL NAME
106 504 CSMC US BANK HEAT 2004-6
106 512 CSMC US BANK HEAT 2004-AA1
106 L61 CSMC US BANK CSFB HEAT 2003-7
106 L63 CSMC US BANK CSFB HEAT 2003-8
106 L71 CSMC US BANK CSFB HEAT 2003-5
106 L83 CSMC US BANK CSFB HEAT 2004-3
106 413 CSMC US BANK HEAT 2006-5
106 414 CSMC US BANK HEAT 2006-6
106 415 CSMC US BANK HEAT 2006-7
106 417 CSMC US BANK HEAT 2006-8
106 581 CSMC US BANK HEAT 2006-8
708 333 CSMC US BANK HEAT 2006-1
708 334 CSMC US BANK CSFB HEAT 2005-7
708 335 CSMC US BANK CSFB HEAT 2005-8
PREFUNDI
708 336 CSMC US BANK HEAT 2006-2
708 337 CSMC US BANK HEAT 2006-3
708 338 CSMC US BANK HEAT 2006-4
708 365 CSMC US BANK HEAT 2006-5
708 465
GOLDMAN
SACHS US BANK *
708 484
GOLDMAN
SACHS US BANK *